Exhibit (17)(a)

                            MEYERS INVESTMENT TRUST

                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                               September 14, 2001

This proxy is being solicited on behalf of the Board of Trustees of the Meyers Investment Trust (the "Trust") and relates to the proposals with respect to the Trust, on behalf of the Meyers Pride Value Fund (the "Meyers Fund"). The undersigned hereby appoints as proxies Laila Poveda and Manderley Rush (with power of substitution), to vote all shares of common stock of the undersigned in the Meyers Fund at the Special Meeting of Shareholders to be held at 9:00 a.m., Pacific time, on September 14, 2001, at _______________________________,
and any adjournment thereof ("Special Meeting"), with all the power the undersigned would have if personally present.

     The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals set forth in this proxy statement relating to the Meyers Fund and discretionary power to vote upon such other business as may properly come before the Special Meeting.

              YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU
            OWN. IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN
                             THE ENCLOSED ENVELOPE.

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.



     MEYERS INVESTMENT TRUST                 [VOTE TODAY BY MAIL,
                                           TELEPHONE OR THE INTERNET
                                            CALL 1-800-690-6903 OR
                                          LOG ON TO WWW.PROXYVOTE.COM]



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***Control Number: [to be inserted]***     Please fold and detach card at
                                             perforation before mailing



MEYERS INVESTMENT TRUST            Please vote by checking the appropriate
                                        boxes below.



VOTE ON PROPOSALS                                                 FOR      AGAINST     ABSTAIN

1.  To approve an Agreement and Plan of Reorganization.           [ ]        [ ]         [ ]

2.  To transact any other business that may properly              [ ]        [ ]         [ ]
    come before the Special Meeting, or any adjournment
    thereof, in the discretion of the proxies or their
    substitutes.


[NAME AND ADDRESS]


Please sign exactly as name appears hereon. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Date _______________, 2001




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[_______________________________________________________]

Signature (owner, joint owners, trustee, custodian, etc.)